Exhibit 3.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

of

CLOUDASTRUCTURE, INC.

Dated as of July 8, 2022

Void after the date specified in Section 9

No. 1	Warrant to Purchase
21,250,000 Shares of
Class A Common Stock
(subject to adjustment)

THIS CERTIFIES THAT, for value received, INFRASTRUCTURE PROVING GROUNDS, INC., or its registered assigns (individually and collectively the “Holder”), is entitled to purchase from CLOUDASTRUCTURE, INC., a Delaware corporation (the “Company”), shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1, subject to the provisions and upon the terms and conditions set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is being issued pursuant to that certain Asset Purchase Agreement dated as of June 30, 2022 between the Company, and Infrastructure Proving Grounds, Inc set forth thereunder (the “Purchase Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.             Number and Price of Shares; Exercise Period.

(a)          Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 21,250,000 Shares subject to Section 1(b), Section 1(c), Section 1(d), Section 7 and such other terms and conditions set forth herein.

(b)          Vesting of Shares. The number of Shares issuable upon exercise of this Warrant shall be dependent on the achievement of certain milestones and the vesting schedule set forth below, in each case, subject to adjustment pursuant to Section 1(c) hereof. A portion of the Shares shall become exercisable on the Initial Vesting Date (as defined below) and the remaining Shares shall vest as follows:

(i)          3,750,000 Shares shall become exercisable on the Closing Date (the “Initial Vesting Date”);

(ii)         Subject to Section 1(c), if the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2023 equals or exceeds $442,000 (the “Period 1 EBITDA Target”), then 3,750,000 Shares (the “Second Vesting Allotment”) shall become exercisable five (5) Business Days following the date that the Final Statement of the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2023 becomes final and binding upon the Company and Holder (the “Second Vesting Date”);

(iii)        Subject to Section 1(c), if EBITDA of the Gearbox Division of the Buyer equals or exceeds $831,000 for the twelve consecutive months ending June 30, 2024 (the “Period 2 EBITDA Target”) , then 3,750,000 Shares (the “Third Vesting Allotment”) shall become exercisable five (5) Business Days following the date that the Final Statement of the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2024 becomes final and binding upon the Company and Holder (the “Third Vesting Date”); and

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(iv)        Subject to Section 1(c), if EBITDA of the Gearbox Division of the Buyer equals or exceeds $1,835,925 for the for the twelve consecutive months ending June 30, 2025 (the “Period 3 EBITDA Target”), then 3,750,000 Shares (the “Fourth Vesting Allotment”) shall become exercisable five (5) Business Days following the date that EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2025 becomes final and binding upon the Company and Holder (the “Fourth Vesting Date”). Each of the three consecutive twelve (12) month periods ending June 30, 2023, 2024 and 2025 is sometimes referred to herein a “Vesting Period.”

(c)          Adjustment to Vesting of Shares. Each Vesting Allotment set forth in Section 1(b) above shall be subject to adjustments as follows:

(i)          If the Actual EBITDA represents an amount equal to or greater than the product of 95% of the Target EBITDA (in each case for the applicable Vesting Period), then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall represent 100% of the applicable Vesting Allotment (without adjustment);

(ii)         If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 90% of the Target EBITDA and no greater than the product of 95% of the Target EBITDA (in each case for the applicable Vesting Period), then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 95% of the applicable Vesting Allotment;

(iii)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 80% of the Target EBITDA and no greater than the product of 90% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 90% of the applicable Vesting Allotment;

(iv)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 70% of the Target EBITDA and no greater than the product of 80% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 80% of the applicable Vesting Allotment;

(v)         If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 60% of the Target EBITDA and no greater than the product of 70% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 65% of the applicable Vesting Allotment;

(vi)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 50% of the Target EBITDA and no greater than the product of 60% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 50% of the applicable Vesting Allotment;

(vii)       If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 40% of the Target EBITDA and no greater than the product of 50% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 25% of the applicable Vesting Allotment; and

(vii)       If the Actual EBITDA represents an amount (expressed as a percentage) less than the product of 40% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 10% of the applicable Vesting Allotment (“Minimum Vesting Allotment”). For the avoidance of doubt, in no event shall the number of Shares to vest during any applicable Vesting Period be less than the Minimum Vesting Allotment.

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(d)          Performance Warrants. In addition to the Cash Bonuses, on the Closing Date, the Holder shall be issued 6,250,000 additional warrants in form and content substantially identical to the Warrants included in the Purchase Price (the “Performance Warrants”).  Such Performance Warrants shall be exercisable by the Holder at the Exercise Price only in the event that the Target EBITDA Goals set forth in Section 1(b)(ii), (iii) and (iv) are exceeded in the applicable Vesting Period and will be allocated as follows:

(i)          If the Actual EBITDA represents an amount equal to or less than the product of 110% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be no Performance Warrant Allotment exercisable on the applicable Vesting Date;

(ii)         If the Actual EBITDA represents an amount greater than the product of 110% of the Target EBITDA and no greater than the product of 120% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 10% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(iii)        If the Actual EBITDA represents an amount greater than the product of 120% of the Target EBITDA and no greater than the product of 130% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant Allotment exercisable on the applicable Vesting Date equal to an additional 15% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(iv)        If the Actual EBITDA represents greater than the product of 130% of the Target EBITDA and no greater than the product of 145% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 30% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(v)         If the Actual EBITDA represents an amount no less than the product of 145% of the Target EBITDA and no greater than the product of 160% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant Allotment exercisable on the applicable Vesting Date equal to an additional 50% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(vi)        If the Actual EBITDA represents an amount no less than the product of 160% of the Target EBITDA and no greater than the product of 175% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 75% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv); and

(vii)       If the Actual EBITDA represents an amount greater than the product of 175% of the Target EBITDA, then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 100% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv).

(e)           Exercise Price. The exercise price per Share shall be [$0.31][1], subject to adjustment pursuant hereto (the “Exercise Price”).

(f)           Exercise Period. Subject to Section 1 hereof, this Warrant shall be exercisable, in whole or in part, after the date of this Warrant and prior to (or in connection with) the expiration of this Warrant as set forth in Section 9.

_______________________

[1] NTD: To be set at the 409A valuation as of the Closing Date (currently $0.31 per Share).

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(g)          Definitions.

(i)         “Actual EBITDA” shall mean the EBITDA of the Gearbox Division for the applicable Vesting Period.

(ii)         “EBITDA” shall have the meaning as that term is defined in the Purchase Agreement.

(iii)        “Target EBITDA” shall mean both individually and collectively the Period 1 EBITDA Target, Period 2 EBITDA Target and Period 3 EBITDA Target

(iv)       “Vesting Allotment” shall mean both individually and collectively the Second Vesting Allotment, Third Vesting Allotment and Fourth Vesting Allotment.

(v)        “Vesting Date” shall mean both individually and collectively the First Vesting Date, Second Vesting Date, Third Vesting Date and Fourth Vesting Date.

(vi)       “Vesting Period” shall mean both individually and collectively the 2022 Vesting Period, 2023 Vesting Period and 2024 Vesting Period.

2.             Information Rights.

(a)          Promptly following completion of the financial statements of the Company for each Vesting Period (which Company shall exercise commercially reasonable efforts to complete no later than 120 days following the end of the applicable Vesting Period), the Company will deliver to the Holder a draft report (each a “Draft Report”) setting forth the Actual EBITDA of the Gearbox Division and the projected Vesting Allotment of Shares, if any. The Holder will have 30 days from receipt thereof to review the Draft Report (such 30-day period, through the close of business on the 30th day, being referred to herein as the “Holder Review Period”). The Company will make available to the Holder and their representatives and agents all documents, records, work papers, information and data relating to the preparation of the Draft Report and the calculation of the Vesting Period Actual EBITDA of the Gearbox Division and the projected Vesting Allotment of Shares as the Holder may request.

(b)          The Draft Report shall become final and binding upon the Company and Holder (the “Final Statement”), unless on or prior to the expiration of the Holder Review Period the Holder gives written notice of its disagreement with the Draft Report (a “Notice of Disagreement”) to the Company prior to such date stating that the Holder disputes one or more items contained in the Draft Report (a “Disputed Item”) and specifying in reasonable detail each Disputed Item. If the Holder delivers a Notice of Disagreement, then the Company and the Holder shall seek in good faith to resolve the Disputed Items during the thirty (30)-day period beginning on the date the Company receives the Notice of Disagreement (the “Resolution Period”). If the Company and the Holder reach agreement with respect to any Disputed Items, the Company shall revise the Draft Report to reflect such agreement. If the Company and the Holder are unable to resolve all Disputed Items during the Resolution Period, the Company and the Holder shall promptly thereafter submit, in the form of a written brief, the remaining Disputed Items to the Accounting Firm. The Accounting Firm shall act as an expert, not as an arbitrator.

(c)           In resolving matters submitted to it pursuant to Section 2(b) above, the Accounting Firm shall be instructed to make its final determination on all matters within thirty (30) days of its appointment.

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(d)          The scope of the disputes to be resolved by the Accounting Firm shall be limited to the Disputed Items that were submitted to the Accounting Firm in accordance with Section 2(b) above. The Accounting Firm’s determinations must be within the range of the respective amounts asserted by the Holder and the Company in the written brief submitted by each party to the Accounting Firm. The Company and the Holder shall instruct the Accounting Firm to, and the Accounting Firm shall, make its determination based solely on written presentations by the Company and the Holder that are in accordance with the procedures set forth in this Agreement and not on the basis of an independent review.

(e)          The final determination by the Accounting Firm of the matters submitted to it pursuant to Section 2(b) above shall: (i) be in writing, (ii) include the Accounting Firm’s determination of each matter submitted to it pursuant to Section 2(b) above and (iii) be conclusive and binding upon the Holder and the Company for all purposes hereunder in the absence of manifest error. The Company shall revise the Final Statement to reflect the final determination by the Accounting Firm of the Disputed Items.

(f)           The fees and expenses of the Accounting Firm incurred pursuant to this Section 2 shall be allocated to and borne by the Company and the Holder to the extent that either the Company or the Holder shall not prevail on matters to be resolved by the Accounting Firm; which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

3.             Exercise of the Warrant.

(a)          Exercise. Subject to Section 1 hereof, the purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part from time to time, by:

(i)            the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)           the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by ACH, wire transfer, debit card, credit card or check and payable to the order of the Company.

(b)          Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(c)          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company may either make a cash payment equal to the Exercise Price multiplied by such fraction or issue scrip or a warrant for such fractional share which shall entitle the Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.

(d)         Conditional Exercise. Subject to Section 1, the Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 9 by so indicating in the notice of exercise.

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(e)          Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of common stock designated as Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) solely for the purpose of effecting the exercise of this Warrant such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable commercial efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Class A Common Stock to a number of shares of Class A Common Stock as shall be sufficient for such purposes. The Company represents and warrants that all shares of Class A Common Stock that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

4.             Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder may issue and the Company shall execute, in lieu of this Warrant, a new warrant of like tenor and amount.

5.             Transfer of the Warrant

(a)          Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)          Assignment. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including without limitation compliance with the provisions of this Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c)          Transferability of the Warrant.

(i)           This Warrant may not be sold, transferred, pledged, hypothecated, or otherwise disposed of (any such sale, transfer or other disposition, a “Transfer”) and no Shares may be Transferred, except in compliance with this Section 5.

(ii)          A Holder may Transfer this Warrant to either (a) a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, (b) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (c) to a partnership of which the Holder is a partner or a limited liability company of which the Holder is a member, (d) any affiliate of the Holder if the Holder is a corporation, or (e) any transferee, if the Warrant has been registered for resale under the Securities Act or there is an applicable exemption available from the registration requirements under the Securities Act; provided, however, in any such Transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

(iii)         In addition to the foregoing, a Holder may exercise this Warrant and may Transfer the Shares subject to exercise in accordance with Rule 144 under the Securities Act or in any transaction that is registered under the Securities Act.

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(d)          Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)          Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

6.             Compliance with Securities Laws; Market Stand-off.

By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)          Securities Laws. Except as specifically set forth in this Section 5, this Warrant may not be transferred or assigned in whole or in part, and any such attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant shall be void. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with the terms set forth hereunder and all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, except in compliance with the terms set forth herein and provided that the Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition.

(b)          Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have executed the Investment Representation Statement, substantially in the form of Exhibit A-1.

(c)          Legend. Each certificate, instrument or book entry representing the Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

7.             Further Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)          Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 9) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

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(b)           Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)          Subdivisions and Combinations. In the event that the outstanding shares of Class A Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Class A Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)          Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

8.             Notification of Certain Events.

Prior to the expiration of this Warrant pursuant to Section 9, in the event that the Company shall authorize:

(a)          the issuance of any dividend or other distribution on the Class A Common Stock of the Company (other than (i) dividends or distributions on the Class A Common Stock otherwise provided for in Section 7, (ii) repurchases of Class A Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries; or (iii) repurchases of Class A Common Stock in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b)          the voluntary liquidation, dissolution or winding up of the Company; or

(c)           any transaction resulting in the expiration of this Warrant pursuant to Sections 9(b);

then in each such event the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

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9.              Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)          5:00 p.m., Pacific time, on the 10th anniversary year of the date of this Warrant; or

(b)          (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; provided however that proper notice of such transaction or series of transactions is delivered at least 90 days prior to the closing of such transaction or series of transactions to the Holder of said warrants according to the terms and conditions of Section 13.

10.           No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11.           Market Stand-off. The Holder of this Warrant hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Holder during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 6(c) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

12.           Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)          No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)          Illiquidity and Continued Economic Risk. The Holder acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Holder must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Holder acknowledges that it is able to bear the economic risk of losing the Holder’s entire investment in the Securities. The Holder also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

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(c)          Accredited Investor Status or Investment Limits. The Holder represents that either:

(i)           The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(ii)          The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act; or

(iii)         This Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

(d)          Company Information. The Holder understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in any Company filings made with the Securities and Exchange Commission or materials filed with the EDGAR system of the Securities and Exchange Commission. Holder has had such opportunity as it deems necessary to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Holder acknowledges that except as set forth herein, no representations or warranties have been made to Holder, or to Holder’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(e)           No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Warrant or related documents based on any arrangement or agreement binding upon the Holder.

13.           Miscellaneous.

(a)          Amendments. Except as set forth in the Warrant Agreement, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and countersigned by the Warrant Agent.

(b)          Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)            if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)           if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Warrant Agent and the Holder.

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Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)          Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(e)          Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within State of Delaware, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f)           Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)          Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)          Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(i)                 Entire Agreement. Except as expressly set forth herein and in the Warrant Agreement, this Warrant (including the exhibits attached hereto) and the Warrant Agreement constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

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The Company has signed this Warrant dated stated on the first page.

CLOUDASTRUCTURE, INC. By: /s/ Richard Bentley S. Richard Bentley, Chief Executive Officer Address: 150 SE 2nd Ave, Suite 300 Miami FL 33131

(Signature Page to Warrant to Purchase Shares of Class A Common Stock of Cloudastructure, Inc.)

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EXHIBIT A

NOTICE OF EXERCISE

To:	CLOUDASTRUCTURE, INC. (the “Company”)
150 SE 2nd Ave, Suite 300
Miami FL 33131
Attn: Greg Smitherman

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant: Number of shares of Class A Common Stock:

Number of shares of Class A Common Stock:

___________________________________________________________________________________

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to a cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 3(d):

If “Yes,” indicate the applicable condition:

___________________________________________________________________________________

(4)	Stock. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other–Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other–Name:

Address:

☐	Not applicable

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(6)	Representations. The undersigned represents and warrants that all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(7)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

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EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

AND MARKET STAND-OFF AGREEMENT

INVESTOR:	_____________________________________________________________________________

COMPANY:	CLOUDASTRUCTURE, INC.

SECURITIES:	THE WARRANT ISSUED ON [INSERT DATE] (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:	_____________________________________________________________________________

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.                  No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.                  Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The undersigned must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Investor acknowledges that it is able to bear the economic risk of losing the undersigned’s entire investment in the Securities. The Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

3.                  Accredited Investor Status or Investment Limits. The Investor represents that either:

(i)            The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(ii)           The Investor is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act; or

(iii)          This Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

4.                  Company Information. The Investor understands that the Company is subject to all the risks that apply to early- stage companies, whether or not those risks are explicitly set out in the Offering Circular. Investor has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

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5.                  No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by the Warrant or related documents based on any arrangement or agreement binding upon the Investor.

6.                  Market Stand-off. The Investor agrees that the Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop- transfer instructions and may notate each such certificate, instrument or book entry with a legend with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the relevant underwriters in customary form consistent with the provisions of this section.

(signature page follows)

Warrant to Purchase Class A Common Stock of Cloudastructure, Inc.

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The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

Warrant to Purchase Class A Common Stock of Cloudastructure, Inc.

17

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:	___________________________________________________________________________

COMPANY:	CLOUDASTRUCTURE, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ISSUED ON [INSERT DATE] (THE “WARRANT”)

DATE:	___________________________________________________

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee: ____________________________________________________________________

Address of Assignee: __________________________________________________________________

Number of Shares Assigned: ____________________________________________________________

and does irrevocably constitute and appoint as attorney to make such transfer on the books of Cloudastructure, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Representations. Assignee represents and warrants that all representations and warranties set forth in Section 12 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

Warrant to Purchase Class A Common Stock of Cloudastructure, Inc.

18

ASSIGNOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

ASSIGNEE

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

Warrant to Purchase Class A Common Stock of Cloudastructure, Inc.

19